                                                                   Exhibit 21
                                 SUBSIDIARIES
                                 ------------

                                                                Jurisdiction of
Name                           Ownership                        Incorporation
----                           ---------                        -------------

1027226 Ontario Ltd.           100% owned by
                               Aerofin Corporation              Canada

AP Venture Corp. III           100% owned by
                               Ampco-Pittsburgh Corporation     Delaware

Aerofin Corporation            100% owned by
                               Ampco-Pittsburgh Securities V
                               Corporation                      New York

Ampco NCII Sub, Inc.           100% owned by
                               New Castle Industries, Inc.      Delaware

Ampco-Pittsburgh Securities    100% owned by
 III Corporation               Ampco-Pittsburgh Corporation     Delaware

Ampco-Pittsburgh Securities    100% owned by
 V Corporation                 Ampco-Pittsburgh Corporation     Delaware

Ampco UES Sub, Inc.            100% owned by
                               Union Electric Steel Corporation Delaware

Atlantic Grinding &            100% owned by
 Welding, Inc.                 Ampco NCII Sub, Inc.             Pennsylvania

Bimex Industries, Inc.         100% owned by
                               Ampco NCII Sub, Inc.             Delaware

Buffalo Air Handling Company   100% owned by
                               Ampco-Pittsburgh Corporation     Delaware

Buffalo Pumps, Inc.            100% owned by
                               Ampco-Pittsburgh Corporation     Delaware

F. R. Gross Co., Inc.          100% owned by
                               Ampco-Pittsburgh Securities
                               V Corporation                    Pennsylvania

New Castle Industries, Inc.    100% owned by
                               Ampco UES Sub, Inc.              Pennsylvania

                                                              Exhibit 21 (Cont')

                              SUBSIDIARIES (Cont')
                              --------------------

                                                    Jurisdiction of
Name                           Ownership                 Incorporation
----                           ---------                 -------------

Union Electric Steel           100% owned by
 Corporation                   Ampco-Pittsburgh Securities
                               V Corporation                    Pennsylvania

Union Electric Steel N.V.      100% owned by 1027226
                               Ontario Limited                  Belgium



  The financial statements of all subsidiaries have been consolidated with those of the Corporation. Names of other subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.